Earnings Release

Mastercard Incorporated Reports Second Quarter 2024 Financial Results

•Second quarter net income of $3.3 billion, and diluted earnings per share (EPS) of $3.50
•Second quarter adjusted net income of $3.3 billion, and adjusted diluted EPS of $3.59
•Second quarter net revenue of $7.0 billion, an increase of 11%, or 13% on a currency-neutral basis
•Second quarter gross dollar volume up 9% and purchase volume up 10%, on a local currency basis
Purchase, NY - July 31, 2024 - Mastercard Incorporated (NYSE: MA) today announced financial results for the second quarter 2024.

“We delivered another strong quarter across all aspects of our business with double-digit net revenue and earnings growth,” said Michael Miebach, Mastercard CEO. “This was supported by continued healthy consumer spending, robust cross-border volume growth of 17%(1), and demand for our value-added services and solutions where net revenue increased 18%, or 19% on a currency-neutral basis. These results reflect how payments and services enable each other to create differentiated value for our customers and help us realize even more of the shift to digital.”

Quarterly Results

Second Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q2 2024	Q2 2023	Reported GAAP	Currency-neutral
Net revenue	$7.0	$6.3	11%	13%
Operating expenses	$2.9	$2.6	12%	13%
Operating income	$4.0	$3.7	10%	12%
Operating margin	58.0%	58.3%	(0.4) ppt	— ppt
Effective income tax rate	17.3%	23.2%	(5.9) ppt	(5.9) ppt
Net income	$3.3	$2.8	15%	17%
Diluted EPS	$3.50	$3.00	17%	19%

Key Second Quarter Non-GAAP Results [2]			Increase / (Decrease)
$ in billions, except per share data	Q2 2024	Q2 2023	As adjusted	Currency-neutral
Net revenue	$7.0	$6.3	11%	13%
Adjusted operating expenses	$2.8	$2.6	9%	10%
Adjusted operating margin	59.4%	58.6%	0.7 ppt	1.0 ppt
Adjusted effective income tax rate	17.5%	23.9%	(6.4) ppt	(6.3) ppt
Adjusted net income	$3.3	$2.7	22%	24%
Adjusted diluted EPS	$3.59	$2.89	24%	27%
[1] Mastercard-branded programs only; year-over-year on a local currency basis.
[2] The Key Second Quarter Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 11 (“Second Quarter Special Items”) and/or the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 11 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q2 2024 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 9%	up 17%	up 11%
The following information is provided to aid in understanding Mastercard’s second quarter 2024 results, versus the year ago period.
•Net revenue increased 11%, or 13% on a currency-neutral basis. The increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 7%, or 9% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 9%, on a local currency basis, to $2.4 trillion.
•Cross-border volume growth of 17% on a local currency basis.
•Switched transactions growth of 11%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 14%, or 16% on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 18%, or 19% on a currency-neutral basis. The increase was driven primarily by growth in our underlying key drivers, strong demand for our consulting, data analytics and marketing services, as well as the scaling of our fraud and security and our identity and authentication solutions.
•Total operating expenses increased 12%, primarily due to higher general and administrative expenses and litigation provisions. Excluding the impact of Second Quarter Special Items, adjusted operating expenses increased 9%, or 10% on a currency-neutral basis, primarily due to higher general and administrative expenses.
•Other income (expense) was unfavorable $145 million versus the year ago period, primarily due to net losses in the current year versus net gains in the prior year related to unrealized fair market value adjustments on marketable equity securities. Adjusted other income (expense) was unfavorable $9 million versus the prior year, primarily due to increased interest expense.
•The effective tax rate for the second quarter of 2024 was 17.3%, versus 23.2% for the comparable period in 2023. The adjusted effective tax rate for the second quarter of 2024 was 17.5%, versus 23.9% for the comparable period in 2023. Both the as-reported and as-adjusted effective tax rates were lower than the prior year rates primarily due to the establishment of a valuation allowance in 2023 as well as a change in our geographic mix of earnings in the current period.
•As of June 30, 2024, the Company’s customers had issued 3.4 billion Mastercard and Maestro-branded cards.

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Year-to-date Results

Year-to-date Operating Results			Increase / (Decrease)
$ in billions, except per share data	2024	2023	Reported GAAP	Currency-neutral
Net revenue	$13.3	$12.0	11%	12%
Operating expenses	$5.7	$5.2	8%	9%
Operating income	$7.6	$6.8	12%	14%
Operating margin	57.4%	56.5%	0.9 ppt	1.1 ppt
Effective income tax rate	16.4%	20.6%	(4.2) ppt	(4.2) ppt
Net income	$6.3	$5.2	20%	22%
Diluted EPS	$6.72	$5.47	23%	24%

Key Year-to-date Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	2024	2023	As adjusted	Currency-neutral
Net revenue	$13.3	$12.0	11%	12%
Adjusted operating expenses	$5.4	$5.0	9%	9%
Adjusted operating margin	59.1%	58.4%	0.6 ppt	0.9 ppt
Adjusted effective income tax rate	16.7%	21.2%	(4.5) ppt	(4.5) ppt
Adjusted net income	$6.4	$5.4	19%	20%
Adjusted diluted EPS	$6.90	$5.69	21%	23%
[1] The Key Year-to-date Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 12 (“Year-to-date Special Items”) and/or the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 12 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Year-to-date 2024 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 10%	up 18%	up 12%
The following information is provided to aid in understanding Mastercard’s year-to-date 2024 results, versus the year ago period.
•Net revenue increased 11%, or 12% on a currency-neutral basis. The increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 7%, or 9% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 10%, on a local currency basis, to $4.7 trillion.
•Cross-border volume growth of 18% on a local currency basis.
•Switched transactions growth of 12%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 17%, or 18% on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.

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▪Value-added services and solutions net revenue increased 17%, as reported and on a currency-neutral basis. The increase was driven primarily by growth in our underlying key drivers, strong demand for our consulting, data analytics and marketing services, as well as the scaling of our fraud and security and our identity and authentication solutions.
•Total operating expenses increased 8%. Excluding the impact of Year-to-date Special Items, adjusted operating expenses increased 9%, both as adjusted and on a currency-neutral basis. Both the as-reported and as-adjusted operating expense increase was primarily due to higher general and administrative expenses.
•Other income (expense) was favorable $92 million versus the year ago period, primarily due to lower net losses related to unrealized fair market value adjustments on marketable and nonmarketable equity securities. Adjusted other income (expense) was favorable $10 million versus the prior year, primarily due to an increase in investment income, partially offset by increased interest expense related to our debt portfolio.
•The effective tax rate for year-to-date 2024 was 16.4%, versus 20.6% for the comparable period in 2023. The adjusted effective tax rate for year-to-date 2024 was 16.7%, versus 21.2% for the comparable period in 2023. Both the as-reported and as-adjusted effective tax rates were lower than the prior year rates primarily due to the establishment of a valuation allowance in 2023 as well as a change in our geographic mix of earnings in the current period.
Return of Capital to Shareholders
During the second quarter of 2024, Mastercard repurchased 5.8 million shares at a cost of $2.6 billion and paid $615 million in dividends.
Through the first half of 2024, Mastercard repurchased 10.2 million shares at a cost of $4.6 billion and paid $1.2 billion in dividends.
Quarter-to-date through July 26, the Company repurchased 1.9 million shares at a cost of $820 million, which leaves $8.7 billion remaining under the approved share repurchase programs.
Second Quarter 2024 Financial Results Conference Call Details
At 9:00 a.m. ET today, the Company will host a conference call to discuss its second quarter 2024 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the Company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the Company’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or

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industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, AI, information security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, countering the financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practices regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the impact of environmental, social and governance matters and related stakeholders reaction
•the inability to attract and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•exposure to loss or illiquidity due to our role as guarantor as well as other contractual obligations and discretionary actions we may take
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the Company’s actual results to differ materially from expected results, please see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent reports on Forms 10-Q and 8-K.

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About Mastercard (NYSE: MA)
Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. With connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Devin Corr or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions, except per share data)		(in millions, except per share data)
Net Revenue	$6,961	$6,269	$13,309	$12,017
Operating Expenses:
General and administrative	2,418	2,200	4,704	4,243
Advertising and marketing	184	201	300	368
Depreciation and amortization	225	192	441	383
Provision for litigation	98	20	224	231
Total operating expenses	2,925	2,613	5,669	5,225
Operating income	4,036	3,656	7,640	6,792
Other Income (Expense):
Investment income	60	59	155	114
Gains (losses) on equity investments, net	(13)	123	(7)	(89)
Interest expense	(153)	(144)	(303)	(276)
Other income (expense), net	9	10	12	16
Total other income (expense)	(97)	48	(143)	(235)
Income before income taxes	3,939	3,704	7,497	6,557
Income tax expense	681	859	1,228	1,351
Net Income	$3,258	$2,845	$6,269	$5,206
Basic Earnings per Share	$3.51	$3.01	$6.74	$5.48
Basic weighted-average shares outstanding	929	946	931	949
Diluted Earnings per Share	$3.50	$3.00	$6.72	$5.47
Diluted weighted-average shares outstanding	930	949	933	952

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Consolidated Balance Sheet (Unaudited)
	June 30, 2024	December 31, 2023
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$6,996	$8,588
Restricted security deposits held for customers	1,772	1,845
Investments	362	592
Accounts receivable	4,195	4,060
Settlement assets	1,514	1,233
Prepaid expenses and other current assets	2,941	2,643
Total current assets	17,780	18,961
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $2,373 and $2,237, respectively	2,148	2,061
Deferred income taxes	1,423	1,355
Goodwill	7,563	7,660
Other intangible assets, net of accumulated amortization of $2,290 and $2,209, respectively	4,149	4,086
Other assets	9,270	8,325
Total Assets	$42,333	$42,448

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$835	$834
Settlement obligations	1,594	1,399
Restricted security deposits held for customers	1,772	1,845
Accrued litigation	525	723
Accrued expenses	8,007	8,517
Short-term debt	1,086	1,337
Other current liabilities	1,775	1,609
Total current liabilities	15,594	16,264
Long-term debt	14,519	14,344
Deferred income taxes	337	369
Other liabilities	4,401	4,474
Total Liabilities	34,851	35,451

Commitments and Contingencies

Redeemable Non-controlling Interests	22	22

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,403 and 1,402 shares issued and 919 and 927 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 shares issued and outstanding	—	—
Additional paid-in-capital	6,089	5,893
Class A treasury stock, at cost, 485 and 475 shares, respectively	(65,067)	(60,429)
Retained earnings	67,604	62,564
Accumulated other comprehensive income (loss)	(1,205)	(1,099)
Mastercard Incorporated Stockholders' Equity	7,421	6,929
Non-controlling interests	39	46
Total Equity	7,460	6,975
Total Liabilities, Redeemable Non-controlling Interests and Equity	$42,333	$42,448

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Consolidated Statement of Cash Flows (Unaudited)
	Six Months Ended June 30,
	2024	2023
	(in millions)
Operating Activities
Net income	$6,269	$5,206
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer incentives	826	782
Depreciation and amortization	441	383
(Gains) losses on equity investments, net	7	89
Share-based compensation	263	243
Deferred income taxes	(93)	24
Other	80	37
Changes in operating assets and liabilities:
Accounts receivable	(234)	(268)
Settlement assets	(284)	(108)
Prepaid expenses	(1,980)	(1,286)
Accrued litigation and legal settlements	(197)	(20)
Restricted security deposits held for customers	(73)	155
Accounts payable	9	(287)
Settlement obligations	199	31
Accrued expenses	(415)	(707)
Net change in other assets and liabilities	(8)	343
Net cash provided by operating activities	4,810	4,617
Investing Activities
Purchases of investment securities available-for-sale	(219)	(157)
Purchases of investments held-to-maturity	(81)	(31)
Proceeds from sales of investment securities available-for-sale	58	45
Proceeds from maturities of investment securities available-for-sale	139	102
Proceeds from maturities of investments held-to-maturity	306	91
Purchases of property and equipment	(272)	(190)
Capitalized software	(402)	(395)
Purchases of equity investments	(18)	(53)
Proceeds from sales of equity investments	23	44
Other investing activities	(2)	(71)
Net cash used in investing activities	(468)	(615)
Financing Activities
Purchases of treasury stock	(4,631)	(5,294)
Dividends paid	(1,231)	(1,086)
Proceeds from debt, net	983	1,550
Payment of debt	(1,000)	—
Tax withholdings related to share-based payments	(174)	(79)
Cash proceeds from exercise of stock options	115	172
Other financing activities	—	3
Net cash used in financing activities	(5,938)	(4,734)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(67)	57
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(1,663)	(675)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	10,465	9,196
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$8,802	$8,521

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). As described more fully below, these non-GAAP financial measures exclude the impact of gains and losses on the Company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The Company excludes these special items because management evaluates the underlying operations and performance of the Company separately from these recurring and nonrecurring items.
In addition, the Company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results, as well as removing the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). The impact of currency translation represents the effect of translating operating results where the functional currency is different from the Company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency of the entity. The impact of the related realized gains and losses resulting from the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses) is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings.
The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The Company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s related financial results prepared in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended June 30, 2024
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,925	58.0%	$(97)	17.3%	$3,258	$3.50
(Gains) losses on equity investments [1]	**	**	13	—%	10	0.01
Litigation provisions [2]	(98)	1.4%	**	0.2%	73	0.08
Adjusted - Non-GAAP	$2,828	59.4%	$(84)	17.5%	$3,341	$3.59

	Three Months Ended June 30, 2023
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,613	58.3%	$48	23.2%	$2,845	$3.00
(Gains) losses on equity investments [1]	**	**	(123)	0.7%	(118)	(0.12)
Litigation provisions [3]	(20)	0.3%	**	—%	15	0.02
Adjusted - Non-GAAP	$2,592	58.6%	$(75)	23.9%	$2,742	$2.89

	Three Months Ended June 30, 2024 as compared to the Three Months Ended June 30, 2023
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	12%	(0.4)	ppt	(5.9)	ppt	15%	17%
(Gains) losses on equity investments [1]	**	**		(0.6)	ppt	5%	6%
Litigation provisions [2,3]	(3)%	1.1	ppt	0.2	ppt	2%	2%
Adjusted - Non-GAAP	9%	0.7	ppt	(6.4)	ppt	22%	24%
Currency impact [4]	1%	0.3	ppt	—	ppt	2%	3%
Adjusted - Non-GAAP - currency-neutral	10%	1.0	ppt	(6.3)	ppt	24%	27%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Q2’24 net pre-tax losses of $13 million and Q2’23 net pre-tax gains of $123 million were primarily related to unrealized fair market value adjustments on marketable equity securities.
Second Quarter Special Items
2.Q2’24 pre-tax charges of $98 million were primarily as a result of settlements with a number of U.K merchants.
3.Q2’23 pre-tax charges of $20 million were as a result of settlements with a number of U.K. and Pan-European merchants.
Other Notes
4.Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Non-GAAP Reconciliations (YTD)
	Six Months Ended June 30, 2024
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,669	57.4%	$(143)	16.4%	$6,269	$6.72
(Gains) losses on equity investments [1]	**	**	7	—%	4	—
Litigation Provisions [2]	(224)	1.7%	**	0.3%	160	0.17
Adjusted - Non-GAAP	$5,445	59.1%	$(136)	16.7%	$6,434	$6.90

	Six Months Ended June 30, 2023
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,225	56.5%	$(235)	20.6%	$5,206	$5.47
(Gains) losses on equity investments [1]	**	**	89	0.2%	58	0.06
Litigation provisions [3]	(231)	1.9%	**	0.4%	156	0.16
Adjusted - Non-GAAP	$4,993	58.4%	$(146)	21.2%	$5,420	$5.69

	Six Months Ended June 30, 2024 as compared to the Six Months Ended June 30, 2023
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	8%	0.9	ppt	(4.2)	ppt	20%	23%
(Gains) losses on equity investments [1]	**	**		(0.2)	ppt	(1)%	(1)%
Litigation provisions [2,3]	1%	(0.2)	ppt	(0.1)	ppt	—%	—%
Adjusted - Non-GAAP	9%	0.6	ppt	(4.5)	ppt	19%	21%
Currency impact [4]	—%	0.2	ppt	—	ppt	1%	1%
Adjusted - Non-GAAP - currency-neutral	9%	0.9	ppt	(4.5)	ppt	20%	23%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Year-to-date 2024 and 2023 pre-tax net losses of $7 million and $89 million were primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Year-to-date Special Items
2.Year-to-date 2024 pre-tax charges of $224 million were primarily due to settlements with a number of U.K. merchants and a legal provision associated with the ATM non-discrimination rule surcharge complaints.
3.Year-to-date 2023 pre-tax charges of $231 million were primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
Other Notes
4.Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended June 30, 2024
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$571	0.1%	5.2%	$426	7.0%	11,133	10.7%	$146	0.4%	1,473	948
Canada	68	3.9%	5.8%	66	5.5%	1,072	8.5%	2	16.4%	7	82
Europe	799	9.3%	14.3%	637	15.7%	18,276	14.2%	162	9.1%	983	863
Latin America	201	11.8%	16.5%	146	21.2%	6,212	16.2%	55	5.7%	453	472
Worldwide less United States	1,639	6.0%	10.9%	1,274	12.7%	36,692	13.3%	365	5.0%	2,916	2,365
United States	764	6.4%	6.4%	699	6.7%	10,689	7.0%	65	4.0%	297	689
Worldwide	2,403	6.1%	9.4%	1,973	10.5%	47,382	11.8%	430	4.8%	3,213	3,054
Mastercard Credit and Charge Programs
Worldwide less United States	736	4.3%	10.2%	699	10.6%	15,729	10.9%	37	3.7%	158	810
United States	394	5.8%	5.8%	383	5.9%	4,087	5.4%	10	1.2%	9	336
Worldwide	1,130	4.8%	8.6%	1,083	8.9%	19,817	9.7%	47	3.1%	167	1,146
Mastercard Debit Programs
Worldwide less United States	903	7.4%	11.4%	575	15.4%	20,963	15.2%	328	5.1%	2,758	1,555
United States	370	7.2%	7.2%	316	7.6%	6,602	8.0%	54	4.6%	288	353
Worldwide	1,273	7.3%	10.1%	891	12.5%	27,565	13.3%	382	5.0%	3,046	1,908

	For the 6 Months Ended June 30, 2024
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,142	1.0%	6.0%	$850	7.9%	21,640	11.2%	$291	0.7%	2,919	948
Canada	129	5.7%	6.6%	125	6.3%	2,034	9.5%	4	15.2%	14	82
Europe	1,539	11.3%	15.0%	1,226	16.4%	34,880	15.3%	313	9.8%	1,905	863
Latin America	407	17.6%	18.7%	290	21.3%	12,196	17.1%	117	12.6%	910	472
Worldwide less United States	3,216	7.9%	11.7%	2,491	13.4%	70,750	14.1%	725	6.4%	5,747	2,365
United States	1,476	6.3%	6.3%	1,352	6.7%	20,580	7.0%	125	2.1%	571	689
Worldwide	4,693	7.4%	9.9%	3,843	10.9%	91,330	12.5%	850	5.7%	6,318	3,054
Mastercard Credit and Charge Programs
Worldwide less United States	1,449	6.1%	11.1%	1,373	11.3%	30,519	11.8%	76	8.2%	321	810
United States	758	6.1%	6.1%	738	6.2%	7,818	6.0%	21	2.0%	18	336
Worldwide	2,207	6.1%	9.3%	2,110	9.4%	38,336	10.6%	97	6.8%	339	1,146
Mastercard Debit Programs
Worldwide less United States	1,768	9.4%	12.2%	1,119	16.0%	40,231	16.0%	649	6.2%	5,426	1,555
United States	718	6.5%	6.5%	614	7.2%	12,762	7.7%	104	2.1%	553	353
Worldwide	2,486	8.6%	10.5%	1,733	12.7%	52,993	13.9%	753	5.6%	5,978	1,908

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

Mastercard Incorporated Operating Performance
	For the 3 Months ended June 30, 2023
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$571	2.3%	8.5%	$419	10.9%	10,054	12.8%	$152	2.4%	1,520	918
Canada	65	2.1%	7.6%	63	7.4%	988	11.5%	2	14.4%	6	76
Europe	731	20.7%	22.7%	573	25.3%	16,000	23.5%	159	14.3%	1,000	756
Latin America	180	17.7%	16.3%	128	17.1%	5,347	14.8%	52	14.6%	419	398
Worldwide less United States	1,547	12.1%	15.7%	1,183	17.9%	32,390	18.1%	364	9.0%	2,945	2,148
United States	717	5.6%	5.6%	655	5.9%	9,991	6.5%	62	2.8%	289	654
Worldwide	2,264	10.0%	12.3%	1,838	13.3%	42,381	15.2%	426	8.1%	3,234	2,802
Mastercard Credit and Charge Programs
Worldwide less United States	706	9.7%	13.9%	668	13.6%	14,185	11.7%	38	20.2%	167	769
United States	372	8.4%	8.4%	362	8.2%	3,877	10.6%	10	18.0%	9	323
Worldwide	1,078	9.2%	12.0%	1,030	11.6%	18,062	11.4%	49	19.7%	176	1,093
Mastercard Debit Programs
Worldwide less United States	841	14.2%	17.2%	515	24.1%	18,205	23.7%	326	7.9%	2,778	1,379
United States	345	2.7%	2.7%	293	3.2%	6,114	4.0%	52	0.2%	280	330
Worldwide	1,186	10.6%	12.6%	808	15.6%	24,319	18.1%	377	6.7%	3,058	1,709

	For the 6 Months ended June 30, 2023
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,131	2.5%	9.7%	$831	12.4%	19,455	13.7%	$299	2.7%	3,008	918
Canada	122	5.2%	11.5%	119	11.1%	1,857	14.2%	3	23.8%	12	76
Europe	1,383	20.6%	26.5%	1,082	30.3%	30,253	25.9%	301	14.6%	1,917	756
Latin America	346	19.1%	18.2%	245	19.3%	10,417	15.9%	101	15.8%	825	398
Worldwide less United States	2,981	12.2%	18.0%	2,277	21.0%	61,982	19.8%	705	9.4%	5,762	2,148
United States	1,390	7.0%	7.0%	1,267	7.4%	19,230	6.6%	122	3.6%	567	654
Worldwide	4,371	10.5%	14.3%	3,544	15.7%	81,212	16.4%	827	8.5%	6,328	2,802
Mastercard Credit and Charge Programs
Worldwide less United States	1,366	10.1%	16.1%	1,291	15.8%	27,290	12.7%	75	21.8%	331	769
United States	715	11.3%	11.3%	695	11.0%	7,376	12.1%	20	22.2%	18	323
Worldwide	2,081	10.5%	14.4%	1,985	14.1%	34,666	12.6%	95	21.9%	349	1,093
Mastercard Debit Programs
Worldwide less United States	1,615	14.1%	19.7%	986	28.5%	34,692	26.0%	630	8.1%	5,431	1,379
United States	675	2.8%	2.8%	573	3.2%	11,854	3.4%	102	0.5%	549	330
Worldwide	2,290	10.5%	14.2%	1,558	17.9%	46,546	19.4%	732	7.0%	5,980	1,709

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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